Exhibit 10.103

AMENDMENT

TO THE EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement dated November 1, 2022, as amended on November 15, 2022 (the ”Agreement”), is made and entered into as of May 17, 2023, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Kent Metzroth, an individual (“Executive”). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4(c) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

(c) “Equity Awards. Effective as of the date of the Company’s initial pubic offering (“IPO”), the Compensation Committee shall grant to the Executive 330,000 “restricted” shares of the Company’s common stock. The restricted shares will be issued after the closing date of the IPO (the “Equity Awards”). The Equity Awards shall be subject to an annual vesting schedule and vest evenly over a twenty four (24) month period, the first tranche to vest on the last day of the month after the month of the closing date of the IPO (so, for example, if the IPO goes effective on December 31, 2023, the first vesting date for 13,750 shares would be January 31, 2024) with the balance of such Equity Awards vesting monthly in 23 equal installments of 13,750 shares on the last day of each successive month. No portion of the Equity Awards shall be vested on the Effective Date. Any Equity Awards granted by the Company to Executive that have not vested shall terminate on the expiration or termination of this Agreement for any reason.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
KENT METZROTH

/s/ Kent Metzroth
Executive’s Signature